Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of Rampart Capital Corporation (the "Company") on Form 10-KSB for the period ending December 31, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, each of I Charles W. Janke, Chairman of the Board and Chief Executive Officer of the Company, I James H. Carpenter, Chief Operating Officer of the Company, and I Charles F. Presley, Chief Financial Officer of the Company, certify separately and independently, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec .906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



By:  /s/ C.  W.  Janke                              March  25,  2003
     ---------------------------------------
     C.  W.  Janke
     Chairman  of  the  Board
     Chief  Executive  Officer
     (Principal  Executive  Officer)



By:  /s/ J.  H.  Carpenter                          March  25,  2003
     ---------------------------------------
     J.  H.  Carpenter
     President
     Chief  Operating  Officer



By:  /s/ Charles  F.  Presley                       March  25,  2003
     ---------------------------------------
     Charles  F.  Presley
     Vice-President
     Chief  Financial  Officer
     Treasurer
     (Principal  Financial  Officer)


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